December 16, 2002

State Street Bank and Trust Company
1250 Hancock Street
Quincy, MA 02171

Ladies and Gentlemen:

Armada Funds (the "Fund") hereby instructs State Street Bank and Trust Company, as the transfer agent for the Fund, to replace the Schedule A attached to the Fund Selection Form and Funds Transfer Operating Guidelines on behalf of the Fund with the attached Schedule A dated December 4, 2002.

Sincerely,

/s/ Herbert R. Martens

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                     UCC ARTICLE 4A FUND SELECTION FORM AND
                       FUNDS TRANSFER OPERATING GUIDELINES

                                   SCHEDULE A

                              LIST OF MUTUAL FUNDS

                             Dated: DECEMBER 4, 2002


Money Market Fund                           Core Equity Fund
Government Money Market Fund                Small Cap Growth Fund
Treasury Money Market Fund                  Equity Index Fund
Tax Exempt Money Market Fund                Tax Managed Equity Fund
Equity Growth Fund                          Balanced Allocation Fund
Intermediate Bond Fund                      Ohio Municipal Money Market Fund
Ohio Tax Exempt Bond Fund                   Large Cap Ultra Fund
National Tax Exempt Bond Fund               Mid Cap Growth Fund
Large Cap Value Fund                        U.S. Government Income Fund
Small Cap Value Fund                        Michigan Municipal Bond Fund
Limited Maturity Bond Fund                  Treasury Plus Money Market Fund
Total Return Advantage Fund                 Strategic Income Bond Fund
Pennsylvania Tax Exempt Money               Aggressive Allocation Fund
Market Fund                                 Conservative Allocation Fund
Bond Fund                                   Strategic Income Bond Fund
GNMA Fund                                   Small / Mid Cap Value Fund
Pennsylvania Municipal Bond Fund            Short Duration Bond Fund
International Equity Fund